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                                                                     EXHIBIT 3.1



APPENDIX A


                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             MULTIMEDIA GAMES, INC.


                                  ARTICLE ONE

                                      NAME

       The name of the Corporation is Multimedia Games, Inc.


                                  ARTICLE TWO

                                    DURATION

       The period of its duration is perpetual.


                                 ARTICLE THREE

                                    PURPOSE

       The purposes for which the Corporation is organized are to engage in any activities in which corporations may lawfully engage under the Texas Business Corporation Act.


                                  ARTICLE FOUR

                               AUTHORIZED SHARES

       The aggregate number of shares which the Corporation shall have authority to issue is set forth as follows:

       A. COMMON STOCK. The Corporation shall have the authority to issue 25,000,000 shares of Common Stock with a par value of $0.01 per share.

       B. PREFERRED STOCK. The Corporation shall have the authority to issue 2,000,000 shares of Preferred Stock with a par value of $0.01 per share. The par value, powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions to the Preferred Stock shall be as follows:

              1.     (a)    The Preferred Stock may be issued from time to time
              as shares of one or more series of Preferred Stock, and in the resolution or resolutions providing for issue of shares of each




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              particular series, before issuance, the Board of Directors of the
              Corporation is expressly authorized to fix:

                               (i) the distinctive designation of such series
                     and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                              (ii) the rate of dividends payable on such
                     series, whether or not dividends shall be cumulative, the date or date from which dividends shall accrue and, if cumulative, shall be cumulative and the relationships which the dividends shall bear to dividends payable on any other series;

                             (iii) whether or not the shares of such series
                     shall be subject to the redemption by the Corporation and, if so, the times, prices and other terms and conditions of such redemption;

                              (iv) whether or not shares of such series shall
                     be subject to the operation of a sinking fund or a fund of a similar nature and, if so, the terms thereof;

                               (v) the rights of the shares of each series in
                     case of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any distribution of its assets;

                              (vi) whether or not the shares of such series
                     shall be convertible into or exchangeable for shares of any other series or class of stock of the Corporation and, if so, the terms of conversion or exchange;

                             (vii) whether or not the shares of such series
                     shall have voting rights in addition to the voting rights provided by law in paragraph 5 below and, if so, the nature and extent thereof; and

                            (viii) the consideration to be received by the
                     Corporation for the shares of such series.

                     (b) The shares of the Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from which dividends thereon shall accrue or be cumulative.

                     (c) In case the stated dividends and the amounts, if any, payable on liquidation, dissolution or winding up of the





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              Corporation are not paid in full, the shares of each series of the Preferred Stock, after the payment in full of such dividends and amounts to all series of the Preferred Stock ranking senior to such series and before any payment to any series ranking junior thereto, shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

                     (d) Prior to the issuance of any series of Preferred Stock, a statement, including a copy of the resolution or resolutions (including the designation, description and terms of such series) adopted by the Board of Directors with respect to such series shall be made and filed in accordance with the then applicable requirements, if any, of the laws of the State of Texas, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its Chairman of the Board, President or a Vice President, and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary, and such certificate shall be filed and kept on file at the principal office of the corporation in the State of Texas or at such other place or places as the Board of Directors shall designate.

              2. The holder of each series of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds of the Corporation legally available for the payment of dividends, dividends in cash at the annual rate of such series provided by the Board of Directors in the Statement made pursuant to subparagraph (d) of paragraph 1 with respect to such series.

              3. If so provided by the Board of Directors in the Statement made pursuant to subparagraph (d) of paragraph 1, the Corporation, at the option of the Board of Directors (or in accordance with the requirements of any sinking fund for any one or more series of Preferred Stock established by the Board of Directors), may redeem the whole or any part of the Preferred Stock at any time outstanding, or the whole or any part of any series thereof, at such time or times and from time to time and at such redemption price or prices as may be provided by the Board of Directors in such Statement, together in each case with all dividends accrued and accumulated but unpaid (other than noncumulative dividends from past dividend periods), but computed without interest, and otherwise upon the terms and conditions fixed by the Board of Directors for any such redemptions.

              4. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders





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       of each series of the Preferred Stock then outstanding shall be entitled to receive, after the payment in full of all amounts to which the holders of all series of the Preferred Stock ranking senior thereto are entitled, out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any series of the Preferred Stock ranking junior to such series upon liquidation, dissolution or winding up of the Corporation or of any junior stock, the amount, if any, for each share provided by the Board of Directors in the Statement made pursuant to subparagraph (d) of paragraph 1, plus, in respect of each such share, all dividends accrued and accumulated but unpaid (other than noncumulative dividends from past-dividend periods), but computed without interest. If payment shall have been made in full to the holders of each series of the Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and pro rata in accordance with their respective holdings.

              5. On all matters with respect to which holders of the Preferred Stock or of certain series thereof are entitled to vote as a single class, each holder of Preferred Stock afforded such class voting right shall be entitled to one vote for each share held.

              6. For purposes of this Article Four, the term "junior stock" shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized which shall rank junior to all series of Preferred Stock as to all dividends or preference on dissolution, liquidation or winding up of the Corporation.

       C.     SERIES A PREFERRED STOCK.

              1. Designation and Amount. An aggregate of 2,000,000 shares of Preferred Stock, $.01 par value, of the Corporation are hereby constituted as a series designated as "Series A Preferred Stock (the "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors, provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

              2.     Dividends.

                     (a) The holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock (as hereinafter defined) and of any other junior stock (as hereinafter defined), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each





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              year (each such data being referred to herein as a "Quarterly
              Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share equal to $.275 (rounded to the nearest cent).

                     (b) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preferred Stock from and after the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a Quarterly Dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

              3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                     (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or affect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.





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                     (b)    Except as otherwise provided herein, in any other
              Statement of Resolution creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                     (c) If at any time quarterly dividends payable on the Series A Preferred Stock as provided in Paragraph 2 hereof are in arrears for two consecutive quarterly periods, thereafter and until all accrued and unpaid dividends, whether or not earned or declared, on shares of Series A Preferred Stock outstanding shall be paid in full, the holders of record of the Series A Preferred Stock, voting separately as a class, shall immediately have the right (subject to compliance with all applicable law, without limitation including any applicable provisions of the Securities Exchange Act of 1934) to elect a majority of the Board of Directors of the Corporation, and the holders of the Common Stock and any other class of stock of the Corporation shall not be entitled to vote in the election of such directors so to be elected by holders of record of the Series A Preferred Stock. Upon the vesting of the aforesaid voting rights in the Series A Preferred Stock, the number of directors constituting the Board of Directors shall, without the necessity of any further action by any party or any amendment of the Bylaws of the Corporation, be automatically increased by such number as shall permit the election of the majority of the Board of Directors by the holders of record of the Series A Preferred Stock. Whenever the holders of record of the Series A Preferred Stock shall have the right to elect directors as provided hereinabove, a meeting of the holders of record of the Series A Preferred Stock for the election of such directors shall be held on the earliest practicable date at the principal office of the Corporation. If not called pursuant to the Bylaws of the Corporation, such meeting shall be immediately called by the Secretary of the Corporation upon the written request of the holders of record of at least 100 outstanding shares of the Series A Preferred Stock. At such time as the right of the holders of record of the Series A Preferred Stock to elect such directors shall terminate, the respective terms of office of any directors in office shall immediately terminate, and the number of directors constituting the Board of Directors shall, without the necessity of any further action by any party or any amendment of the Bylaws of the Corporation, be automatically decreased by the number added as aforesaid so as to permit exercise by the holders of record of the Series A Preferred Stock of their rights as aforesaid.





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              4.     Conversion.

                     (a) Right to Convert. Subject to and upon compliance with the provisions hereof, each holder of record of shares of Series A Preferred Stock shall have the right, at such holder's option, at any time or from time to time subsequent to two years after the issuance, respectively, of the shares held by such holder (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Series A Preferred Stock), to convert any such shares into such number of shares of Common Stock as is obtained by multiplying the number of shares of Series A Preferred Stock so to be converted by $10.00 and dividing the result by the applicable Conversion Price (as hereinafter defined).

                     (b) Exercise. In order to exercise the conversion privilege, the holder of Series A Preferred Stock shall surrender a certificate or certificates for the shares so to be converted to the Corporation at the principal executive offices of the Corporation at 1920 S. West Union Road, Topeka, Kansas 66614 (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of record of Series A Preferred Stock), accompanied by written notice to the Corporation that the holder elects to convert a stated number of shares of Series A Preferred Stock into Common Stock. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, in each case subject to the provisions of applicable law. As soon as practicable after the receipt of such notice and the surrender of the certificate or certificates for the shares of Series A Preferred Stock to be converted, the Corporation shall issue and shall deliver at said offices to the holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock, and provision shall be made for any fraction of a share as provided in Subparagraph (c) hereof. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Corporation and conversion shall be at the Conversion Price in effect at such time, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                     (c) Adjustment for Fractional Shares; Dividends; Partial Conversions. No fractional shares of Common Stock or scrip shall be issued upon conversion of Series A Preferred Stock,





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              and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to Subparagraph (b) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.
              Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion, the Corporation shall pay a cash adjustment in respect of such fractional share of Common Stock in an amount equal to the same fraction of the then current fair value of a share of Common Stock, as determined in good faith by the Board of Directors of the Corporation.

                     (d) Conversion Price. The Conversion Price per share of Common Stock shall be $2.00, subject to adjustment as herein provided.

                     (e) Adjustment for Dividends. In case the Corporation shall declare a dividend upon the shares of Common Stock payable otherwise than out of earned surplus or otherwise than in shares of Common Stock or convertible securities of the Corporation, the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of Directors of the Corporation. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earned surplus only to the extent that such earned surplus is charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of shares of Common Stock of record entitled to such dividend are to be determined.

                     (f) Subdivisions and Combinations; Stock Dividends. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be





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              proportionately increased.  In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock, any Common Stock, rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued in a subdivision of outstanding shares as provided in this Subparagraph (f).

                     (g) Issuance of Rights or Warrants; Evidences of Indebtedness or Assets.

                              (i)  In case the Corporation shall hereafter
                     issue rights or warrants to holders of its outstanding Common Stock generally entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share less than the current market price per share (as determined pursuant to Subparagraph (iii) of this Paragraph (g)) of the Common Stock on the effective date of the adjustment under this paragraph mentioned below, the Conversion Price shall be adjusted to equal the price determined by multiplying the Conversion Price then in effect by a fraction the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall take effect as of the date on which a record is taken for the purpose of such issuance, or, if a record is not taken, the date as of which the holders of shares of Common Stock of record entitled to receive such rights or warrants are to be determined.

                             (ii) In case the Corporation shall hereafter distribute to holders of its outstanding Common Stock generally evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Corporation and dividends or distributions payable in stock for such adjustment is made pursuant to Subparagraph (e) or rights or warrants to subscribe to securities of the Corporation (excluding those referred to in clause (i) of this Subparagraph (g), then in each such case the Conversion Price shall be adjusted to equal





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                     the price determined by multiplying the Conversion Price
                     then in effect by a fraction the numerator of which shall be the current market price per share (determined as provided in clause (iii) of this Subparagraph (g)) of the Common Stock on the effective date of the adjustment under this clause mentioned below less the then fair market value (as determined in good faith by the Board of Directors of the Corporation) of the portion of the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and the denominator of which shall be such current market price per share of Common Stock. Such adjustment shall take effect as of the date on which a record is taken for the purpose of such distribution, or, if a record is not taken, the date as of which the holders of shares of Common Stock of record entitled to receive such distribution are to be determined.

                            (iii) For the purposes of any computation under clauses (i) and (ii) of this Subparagraph (g), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily market prices for the 30 consecutive business days commencing 45 business days before the day in question. The market price for each day shall be: (1) if the Common Stock is listed or admitted to the trading on a national securities exchange, the closing price on the NYSE-Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, the last reported sales price regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock have been traded during such 30 consecutive trading days), or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day, or (2) if the Common Stock is not listed or admitted to trading on any such exchange, the last sales price, if reported, or, if the last sales price is not reported, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotations System or a similar source selected from time to time by the Corporation for the purpose, or (3) if the Common Stock is not quoted by any such organization, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation.





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                     (h)    Consolidation Merger, Sale of Assets Reorganization
              or Reclassification. If any consolidation or merger of the Corporation with or into another corporation, or the sale or all or substantially all of its assets to another corporation shall be effected, or in case of any capital reorganization or reclassification of the capital stock of the Corporation, then, as a condition of such consolidation, merger or sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holders of record of the Series A Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of Series
              A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number or shares of Common Stock immediately theretofore so receivable by such holder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                     (i) Notice of Adjustment of Conversion Price. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, to each holder of record of Series A Preferred Stock, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                     (j)    Notice of Certain Actions.  In case at any time:

                              (i) the Corporation shall declare to the holders of its shares of Common Stock any cash dividend at a rate in excess of the rate of the last cash dividend theretofore paid;

                             (ii) the Corporation shall declare any dividend upon its shares of Common Stock payable in stock or make any special dividend or other distribution (other than a cash dividend to the holders of its shares of Common Stock);

                            (iii) the Corporation shall offer for subscription pro rata to the holders of its shares of





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                     Common Stock any additional shares of stock of any class
                     or other rights;

                             (iv) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all its assets to, another corporation; or

                              (v) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

                     then, in any one or more of said cases, the Corporation shall give written notice, by first class mail, postage prepaid, to each holder of record of Series A Preferred Stock, of the date on which (A) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of shares of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record data or the date on which the Corporation's transfer books are closed in respect thereto.

                     (k) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized shares of Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of shares of Series A Preferred Stock, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series a Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Articles of Incorporation of the Corporation.

                     (l) Taxes. The issuance of certificates of shares of Common Stock upon the conversions of Series A Preferred Stock shall be made without charge to the holders thereof for any





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              issuance tax in respect thereto; provided, however, that the
              Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holders of record of Series A Preferred Stock, respectively.

                     (m) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock.

                     (n) Miscellaneous. Notwithstanding any other provision of this Paragraph 4, conversion of the Series A Preferred Stock shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the acquisition of shares of Common Stock upon conversion, no such conversion may be effected unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person converting Series A Preferred Stock shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

              5. Certain Restrictions. Whenever quarterly dividends payable on the Series A Preferred Stock as provided in Paragraph 2 hereof are in arrears for two consecutive quarterly periods, thereafter and until all accrued and unpaid dividends, whether or not earned or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                     (a) declare or pay dividends on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                     (b) declare or pay dividends on any shares ranking pari passu (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                     (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time, redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of this Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; and

                     (d) redeem or purchase or otherwise acquire for consideration shares of Series A Preferred Stock, or any shares of stock ranking pari passu with the Series A Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rate and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              6. Reacquired Shares. Any shares of the Series A Preferred Stock purchased or otherwise acquired by this Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued as shares of Preferred Stock and may be reissued as Series A Preferred Stock or as part of a new series of Preferred Stock subject to the conditions and restrictions of issuance set forth herein, in the Articles of Incorporation or as otherwise required by law.

              7.     Liquidation, Dissolution or Winding Up.

                     (a) Upon any liquidation, dissolution or winding up of this Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends, or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless prior thereto, the holders of shares of Series A Preferred Stock shall have received $10 per share, plus an amount equal to accrued and unpaid dividends thereon, whether or not declared or earned, to the date of such payment. After such payments to holders of Series A Preferred Stock, the holders thereof, as such, shall not have any right to participate in any further distribution of or payment out of the assets of the Corporation.

                     (b) If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Series A Preferred Stock shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of Series A Preferred Stock in accordance with the respective preferential amounts, including unpaid cumulative dividends, if any, payable with respect thereto.

              8. Optional Redemption. Each share of Series A Preferred Stock shall, out of funds legally available for that purpose, be subject to redemption, at the election of the Corporation, on any date (the "Redemption Date") subsequent to issuance, at a redemption price of $10, plus an amount equal to all accrued and unpaid dividends on such share, whether or not declared or earned, to the Redemption Date. Notice of each redemption shall be mailed at least 30 days prior to the Redemption Date with respect thereto, shall state that the Series A Preferred Stock, or part thereof, shall be redeemed, and the date, place and purchase price of such redemption, upon surrender of the certificates representing shares of Series A Preferred Stock, and shall be given to the holders of record of the shares of Series A Preferred Stock to be redeemed, by first class mail, postage prepaid, at such holder's address of record. In the event that the Corporation at any particular time proposes to redeem fewer than all of the then outstanding shares of Series A Preferred Stock, the shares of Series A Preferred Stock to be redeemed shall be selected to such manner that the number of shares of Series A Preferred Stock (to the nearest full share) to be redeemed from each holder of record of Series A Preferred Stock shall bear the same proportional relationship to all shares of Series A Preferred Stock held by such holder is the aggregate number of shares to be redeemed bears to all the shares of Series A Preferred Stock then outstanding. On the Redemption Date, all dividends on the shares to be redeemed shall cease to accrue, all rights with respect to such shares so to be redeemed shall forthwith on such date cease and determine (except only the right of the holder to receive the redemption price therefor, but without any interest) and such shares so called for redemption shall no longer be deemed outstanding. On or before each Redemption Date, the respective holders of record of shares to be redeemed shall deliver to the Corporation the certificates for the shares to be redeemed.

              9. Junior Stock; Common Stock. For purposes hereof: (a) the term "junior stock" shall mean the Common Stock and any other class of stock of the Corporation hereinafter authorized which shall rank junior to the Series A Preferred Stock as to all dividends or preference on dissolution, liquidation or winding up of the Corporation; and (b) the term "Common Stock" shall mean shares of the common stock, $.01 par value, of the Corporation and shall also include shares of any capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage or par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares of Common Stock receivable upon conversion, of shares of Series A Preferred Stock shall include only shares of Common Stock, as constituted on January 11, 1995 (including any stock into which it may be changed, reclassified or converted).

              10.    No Pre-Emption Amendment.   No right to subscribe for or
       to take any stock of any class or any securities convertible to any stock, at any time issued by the Corporation shall vest in or accrue to any holder of shares of Series A Preferred Stock with respect to any shares which he holds. The Articles of Incorporation of this Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series. Furthermore, whenever the Series A Preferred Stock shall have elected the Board of Directors of the Corporation in accordance with the provisions of Subparagraph (c) of Paragraph 3 hereof, and until such right shall terminate, the Articles of Incorporation of this Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them favorably without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock, voting together as a single series.


                                  ARTICLE FIVE

                            COMMENCEMENT OF BUSINESS

       The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.


                                  ARTICLE SIX

                    PREEMPTIVE RIGHTS AND CUMULATIVE VOTING

       No shareholder or other person shall have any preemptive right whatsoever. Cumulative voting shall not be permitted.


                                 ARTICLE SEVEN

                               AGENT FOR PROCESS

       The street address of the Corporation's initial registered office is 1301 West 25th Street, Suite 300, Austin, Texas, and the name of its initial registered agent at such address is Gordon Graves.

                                 ARTICLE EIGHT

                                   DIRECTORS

       The number of directors constituting the Corporation's initial board of directors is two (2), and the names and addresses of the persons who are to serve as directors until the first meeting of the shareholders or until their successors are elected and have qualified are:

       NAME                 ADDRESS
       ----                 -------

       Gordon Graves        1301 West 25th Street
                            Suite 300
                            Austin, Texas 78705

       Don Wilson           2250 Ridgepoint, #503
                            Austin, Texas 78754



                                  ARTICLE NINE

                    ACTION OF SHAREHOLDERS WITHOUT A MEETING

       Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.


                                  ARTICLE TEN

                     EXEMPTION OF DIRECTORS FROM LIABILITY

       A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent that any applicable law may prevent such director from being relieved of such personal liability. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation of the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE ELEVEN

                                 INCORPORATORS

       The name and address of the incorporator of the Corporation is:

       NAME                        ADDRESS
       ----                        -------

       Gordon Graves               1301 West 25th Street
                                   Suite 300
                                   Austin, Texas 78705





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